SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 31, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On January 31, 2001 registrant issued a press release entitled "Halliburton Announces Agreement to Sell Dresser Equipment Group" pertaining, among other things, to an announcement that registrant has executed a definitive agreement to sell its Dresser Equipment Group to an investor group consisting of First Reserve Corporation, Odyssey Investment Partners, LLC and members of the existing DEG management team. Total consideration for the transaction is $1.55 billion in cash and assumed liabilities. Registrant expects to recognize a pretax gain of about $500 million and after tax gain of about $300 million upon closing. Registrant will receive approximately $1.1 billion in cash after taxes on the sale of DEG. As part of the terms of the transaction, registrant will retain a five percent equity interest in DEG after closing.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated January 31, 2001.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HALLIBURTON COMPANY




Date:    January 31, 2001                  By: /s/ Susan S. Keith
                                              --------------------------------
                                                   Susan S. Keith
                                                   Vice President and Secretary




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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 6
                           January 31, 2001
                           Incorporated by Reference







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